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                                                                   EXHIBIT 10.98



                  FIRST AMENDMENT TO WAREHOUSING LOAN AGREEMENT


         THIS FIRST AMENDMENT dated as of the 23rd day of December, 1999 by and among DORAL FINANCIAL CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter referred to as "DFC"), DORAL MORTGAGE CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter referred to as "DMC" and, collectively with DFC, the "Borrowers"), and CITIBANK, N.A., a national banking association (hereinafter referred to as the "Bank").

                                   WITNESSETH

         WHEREAS, the Borrowers and the Bank entered into a Warehousing Loan Agreement dated as of April 29, 1999 (the "Credit Agreement"; all capitalized terms used herein which are not otherwise defined shall have the meanings set forth in the Credit Agreement); and

         WHEREAS, the Borrowers and the Bank desire to amend the Credit Agreement in order to increase the Commitment and to effect certain other amendments set forth below;

         NOW, THEREFORE, the Borrowers and the Bank hereby amend the Credit Agreement as hereinafter set forth.

         SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                    (a) Section 2.1 is hereby amended to read, in its entirety, as follows:


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                                       2

                        "2.1 WAREHOUSING LOAN FACILITY. The Bank agrees, on the terms and conditions hereinafter set forth, to make revolving credit advances (each, an "Advance") from time to time to the Borrowers in an aggregate principal amount not to exceed SEVENTY-FIVE MILLION DOLLARS ($75,000,000) at any time outstanding (the "Warehousing Loan Facility") for the purpose of (i) warehousing first mortgage loans (hereinafter referred to as "Mortgage Loans") secured by Mortgages on completed single-family units (detached houses, townhouses and condominium units), (each, a "Regular Sub-line Advance") and (ii) financing Mortgage Loans held by the Borrowers that have been included in a GNMA Pool with respect to which a GNMA Certificate shall be issued (each, a "Gestation Sub-line Advance")."

                    (b) Section 3.1 is hereby amended to modify the Disbursement Percentage applicable to Uncommitted FHA/VA Mortgage Loans to 97%.

                    (c) Exhibit A of the Credit Agreement is hereby amended to include the Allonge attached hereto as Exhibit A.

         SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when, the Bank shall have received all of the following documents, each document (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Bank:

                    (a) Certified copies of (i) the resolutions of the Board of Directors of the Borrowers approving this Amendment and the matters contemplated herein and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated herein.

                    (b) Allonge to the Promissory Note in the form of Exhibit A executed by the Borrowers.


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                                        3



         SECTION 3. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement," "there under," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Each Security Agreement executed on April 29, 1999 is hereby amended (i) by substituting Schedule II thereto with Schedule II attached hereto and (ii) to reflect the amendment of the Credit Agreement by this Amendment, in order that the Credit Agreement, as so amended, shall continue to be secured by such Agreement as part of the Obligations (as defined therein).

                  (c) Except as specifically amended above, the Loan Documents shall remain in full force and effect and such Loan Documents are hereby in all respects ratified and confirmed.

         SECTION 4. WAIVER. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.

         The Borrowers represent and warrant as follows:



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                                        4

                    (a) The execution, delivery and performance by the Borrowers of this Amendment, and all other Loan Documents, as amended, to which any Borrower is or will be a party, have been duly authorized by all necessary corporate action of each Borrower and do not and will not i) contravene the charter or by-laws of the any Borrower, ii) violate in any material respect any provision of any applicable law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect, iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any Subsidiary of the Borrowers is a party or by which they or their properties may be bound or affected, or iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as required hereunder) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower; to the best of each Borrower's knowledge neither Borrower nor any Subsidiary of the Borrowers is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                    (b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrowers of this Amendment, or any of the Loan Documents, as amended, to which any Borrower is or is to be a party.

                    (c) There is no pending or threatened action or proceeding affecting any Borrower or any of their Subsidiaries before any court, governmental agency or arbitrator, which, if



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                                       5

adversely determined, would materially affect the financial condition or operations of the Borrowers or any Subsidiary or which purports to affect the legality, validity or enforceability of this Amendment or any of the other Loan Documents, as amended.

                    (d) This Amendment, and each of the other Loan Documents, as amended, to which each Borrower is a party constitute the legal, valid and binding obligations of the respective Borrower enforceable against the corresponding Borrower in accordance with their respective terms, except as their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors in general.

                    (e) The representations and warranties contained in the Credit Agreement are correct on and as of the date hereof as though made on and as of this date.

                    (f) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         SECTION 6. NO NOVATION. It is not the intention of the parties hereto to cause a novation of the Obligations. Except as specifically amended hereby, the Credit Agreement shall remain in full force and effect.

         SECTION 7. COSTS, EXPENSES AND TAXES. The Borrowers agree to reimburse all costs and expenses of the Bank incurred in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and

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                                       6


with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. The Borrowers further agree to reimburse the Bank for all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), incurred by the Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 7. In addition, the Borrowers shall pay any and all documentary stamp and other taxes, if any, payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


    DORAL FINANCIAL CORPORATION                 DORAL MORTGAGE CORPORATION


By: /s/ Mario S. Levis                      By: /S/ Mario S. Levis
    -----------------------------               -------------------------------
    Mario S. Levis                              Mario S. Levis
    Executive Vice President                    Executive Vice President
     and Treasurer


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                                       7

Affidavit No. __________

         Acknowledged and subscribed to before me in San Juan, Puerto Rico, this _______________ day of December, 1999, by the following person, who is personally known to me: Mario S. Levis, of legal age, married, executive and resident of San Juan, Puerto Rico as Executive Vice President and Treasurer of Doral Financial Corporation and as Executive Vice President of Doral Mortgage Corporation.


                                       -----------------------------------------
                                                                  Notary Public

CITIBANK, N.A.



By:  /s/ Elena Manrara
   ------------------------------
         Elena Manrara
         Vice President

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                                       8

                                                                       EXHIBIT A

                                     ALLONGE

         The terms of that certain "Promissory Note" (hereinafter the "Note") in the principal amount of $50,000,000 executed on April 29, 1999 under Affidavit No. 7288 of Notary Silvestre M. Miranda are hereby amended and modified as of the date hereof, as follows:

         1. The principal amount of the Note is hereby increased, as of the date hereof, to SEVENTY-FIVE MILLION THOUSAND DOLLARS ($75,000,000).

         2. The references in the Note to the "Loan Agreement" shall mean and be to the Warehousing Loan Agreement among Doral Financial Corporation, Doral Mortgage Corporation and Citibank, N.A. dated as of April 29, 1999, as amended on December 23, 1999 and as it may be hereafter amended, supplemented or modified.

         3. It is not the intention of the parties to cause a novation of the indebtedness evidenced by the Note.

         4. Except as amended hereby, all other terms and conditions of the Note shall remain unchanged and in full force and effect.

         EXECUTED in San Juan, Puerto Rico, as of the 23rd day of December,
1999.



DORAL FINANCIAL CORPORATION                DORAL MORTGAGE CORPORATION



By: /s/ Mario S. Levis                     By:
    ----------------------------------         ---------------------------------
    Mario S. Levis                             Mario S. Levis
    Executive Vice President                   Executive Vice President
     and Treasurer


Affidavit No. __________

         Acknowledged and subscribed to before me in San Juan, Puerto Rico, this __ day of December, 1999, by the following person, who is personally known to me: Mario S. Levis, of legal age, married, executive and resident of San Juan, Puerto Rico as Executive Vice President and Treasurer of Doral Financial Corporation and as Executive Vice President of Doral Mortgage Corporation.


                                             -----------------------------------
                                                                   Notary Public


ACCEPTED AND AGREED TO,
as of the date above
indicated

          CITIBANK, N.A.


By:
   -----------------------------
      Elena Manrara
      Vice President




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                                       10


                                                                     SCHEDULE II


                               ASSIGNED AGREEMENTS

         Party                    Date                       Amount
         -----                    ----                       ------
1.   Banco Popular            December 1, 1999           $175,000,000
     de Puerto Rico

2.   Westernbank              October 8, 1999            $ 50,000,000